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                                                                       EXHIBIT 5

                                                   October 16, 2000


Board of Directors
Cardiac Science, Inc.
16931 Millikan Avenue
Irvine, CA 92606

Gentlemen:

         We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about October 13, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933 of shares of your common stock (the "Shares") to be sold by the stockholders listed in the Registration Statement (the "Selling Stockholders"). It is our opinion that the Shares, when sold by the Selling Stockholders in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference made to us under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                                       Very truly yours,

                                                       /s/ Breslow & Walker, LLP

                                                       Breslow & Walker, LLP